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EXHIBIT 10.49

                           CORVAS INTERNATIONAL, INC.

             2002 CHANGE IN CONTROL EXECUTIVE SEVERANCE BENEFIT PLAN


SECTION 1.        PURPOSE.

         The Corvas International, Inc. 2002 Change in Control Executive Severance Benefit Plan (the "Plan") is designed to provide separation pay and benefits to Eligible Employees (as defined herein) of Corvas International, Inc. (the "Company"), pursuant to the terms and conditions set forth in this Plan. This document shall serve as both a plan document and summary plan description for purposes of Title I of ERISA.

SECTION 2.        EFFECTIVE DATE.

         Any and all of the Company's plans, programs, policies and practices regarding severance benefits or similar payments upon employment termination or position elimination with respect to the Eligible Employees either adopted or executed prior to the effective date of this Plan, and any and all written employment or individual separation agreements with the Company that provide severance benefits with respect to the Eligible Employees either adopted or executed prior to the effective date of this Plan and any provision of any other written agreement between an Eligible Employee and the Company if, and to the extent, such provision provides benefits that are in connection with a Change in Control, are hereby superseded by this Plan. This Plan was approved by the Board of Directors of the Company effective March 15, 2002.

SECTION 3.        DEFINITIONS.

         (a) "BOARD" means the Board of Directors of the Company.

         (b) "CAUSE" as to any Eligible Employee means that, in the reasonable determination of the Board, such Eligible Employee has: (i) materially breached any provision of his or her employment agreement with the Company, if any; (ii) engaged or in any manner participated in any activity which is directly competitive with or intentionally injurious to the Company; (iii) commissioned any fraud against the Company; (iv) intentionally and improperly used or appropriated for his or her personal use or benefit any funds or properties of the Company not authorized by the Board to be so used or appropriated; or (v) been convicted of any crime involving dishonesty or moral turpitude.

         (c) "CHANGE IN CONTROL" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

                  (i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

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                  (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

                  (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

                  (iv) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

                  (v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; (PROVIDED, HOWEVER, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

         (d) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985.

         (e) "CODE" means the Internal Revenue Code of 1986, as amended.

         (f) "COMPANY" means Corvas International, Inc., a Delaware corporation, and any Successor.

         (g) "COMPENSATION" means, as to any Eligible Employee, such Eligible Employee's annual base salary (determined as of the date immediately prior to the date of such Eligible Employee's Constructive or Involuntary Termination Without Cause and, if such Eligible Employee receives commissions, including the average monthly commissions to which such Eligible Employee was entitled over the three month period preceding such Eligible Employee's Constructive or Involuntary Termination) DIVIDED BY 12.

         (h) "ELIGIBLE EMPLOYEE" means those employees identified on Exhibit B attached hereto, and as amended from time to time with the approval of the Board.

         (i) "ENTITY" means a corporation, partnership or other entity.

         (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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         (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (l) "EXCHANGE ACT PERSON" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or
(D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

         (m) "GOOD REASON" as to any Eligible Employee means, without the consent of such Eligible Employee, the occurrence of any of the following events or conditions for reasons other than Cause:

                  (i) any significant and material reduction by the Company in the job duties or level of management to which such Eligible Employee reports;

                  (ii) any reduction of ten percent (10%) or more of such Eligible Employee's level of compensation, including base salary, fringe benefits or Target Bonus; or

                  (iii) any relocation (or demand for relocation) of such Eligible Employee's place of employment to a location more than fifty (50) miles from such Eligible Employee's current place of employment.

         (n) "HUMAN RESOURCES COMMITTEE" means the Human Resources Committee of the Board (and any delegate(s) of such Committee). The Human Resources Committee shall administer this Plan in accordance with its terms.

         (o) "INVOLUNTARY TERMINATION WITHOUT CAUSE" as to any Eligible Employee means such Eligible Employee's dismissal or discharge by the Company for a reason other than for Cause. The termination of such Eligible Employee's employment will not be deemed to be an "Involuntary Termination Without Cause" if such termination occurs as a result of such Eligible Employee's death or disability.

         (p) "OWN," "OWNED," "OWNER," "OWNERSHIP" A person or Entity shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

         (q) "PARTICIPANT" means an Eligible Employee who has fulfilled the requirements of Section 4 and Section 5.

         (r) "PLAN" means the Corvas International, Inc. 2002 Change in Control Executive Severance Benefit Plan as set forth in this document, as amended from time to time.

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         (s) "SUBSIDIARY" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

         (t) "SUCCESSOR" means any surviving entity existing after, or resulting from, a Change in Control and any other person or entity that is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company.

         (u) "TARGET BONUS" means, with respect to an Eligible Employee, the annual target bonus communicated to such Eligible Employee by the Company, or if no such annual target bonus has been communicated, then a bonus equal to the average of the annual bonuses, if any, paid to such Eligible Employee during the two previous years.

         (v) "TERMINATION DATE" means either the date of the Eligible Employee's Involuntary Termination Without Cause or the Eligible Employee's termination with Good Reason pursuant to Section 4 herein.

SECTION 4.        ELIGIBILITY AND PARTICIPATION.

         An Eligible Employee shall become a Participant in the Plan if each Eligible Employee's employment with the Company terminates, either involuntarily due to an Involuntary Termination Without Cause or voluntary with Good Reason, in either case at any time during the period beginning one month before and ending thirteen (13) months following the effective date of a Change in Control.

SECTION 5.        DEPARTURE AND ENTITLEMENT PROCEDURE

         As a condition to receiving the severance benefits described in Section 6, the Eligible Employee must deliver to the Company's general counsel or his designee a signed Release within the timeframe specified in the Release and return all Company property within seven (7) calendar days of the of the Eligible Employee's Termination Date (although an Eligible Employee may choose voluntarily to execute and return his or her Release and all Company property earlier). The Release is attached hereto as Exhibit A and is incorporated herein by reference. Eligible Employees shall receive the Release upon the distribution of this Plan document.

SECTION 6.        BENEFITS.

         A Participant who timely returns the signed Release described in
Section 5 and meets the additional departure conditions described in Section 5 shall, as of the date that is ten (10) days following the date on which such Participant signs the Release or, if later, the date on which the Participant returns the executed Release to the Company as provided in Section 5, become entitled to the following benefits:

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         (a) SALARY CONTINUATION. Each Participant shall receive a lump sum payment in an amount equal to the product of his or her Compensation multiplied by the number of months to which he or she is entitled to such Compensation continuance as set forth in Exhibit B attached hereto, to be paid as soon as practicable, but in no event later than ten (10) days following the such Participant's Termination Date.

         (b) HEALTH BENEFITS. The Company shall make the applicable health insurance premium payment for the Participant and the Participant's dependent(s), pursuant to COBRA or otherwise, until the earlier of either (i) eighteen (18) months or (ii) the date that such Participant begins full-time employment with another company or business entity that provides substantially similar health benefits.

         (c) STOCK OPTION VESTING. The vesting of each option to purchase shares of the Company's stock (the "Option") held by a Participant which has not expired as of the date of the Participant's Involuntary Termination Without Cause or termination with Good Reason shall be accelerated in full and the terms of each such Option, shall be amended to reflect the vesting provisions set forth in this subsection 6(c).

         (d) MAXIMUM POTENTIAL TARGET BONUS. Notwithstanding any requirement under any other agreement between the Company and an Eligible Employee that such Eligible Employee be employed by the Company as of the date on which Target Bonuses are paid, each Participant shall receive the maximum potential Target Bonus for which such Participant was eligible for the year in which such Participant's Termination Date occurs. Such bonus payment shall be a lump sum payment to be paid as soon as practicable, but in no event later than ten (10) days following the date of the Participant's Involuntary Termination Without Cause or termination with Good Reason.

         (e) OUTPLACEMENT EXPENSES. The Company shall make applicable payments to any outplacement service for the Participant (or reimbursements to the Participant for amounts expended for outplacement services) for a period of up to six (6) months. Such payments shall not exceed $10,000.00 for the Participant and shall be paid as soon as practicable, but in no event later than ten (10) days following the date of the Company's receipt of an invoice for such outplacement services.

         (f) NO DUPLICATION OF BENEFITS. To the extent that an Eligible Employee becomes a Participant pursuant to Section 4 and Section 5 herein and receives benefits in accordance with this Section 6 herein, such Participant shall not be entitled to receive any benefits under this Plan which are in any way duplicative of those previously received under this Plan.

SECTION 7.        ADMINISTRATION AND OPERATION OF THE PLAN.

         (a) PLAN SPONSOR AND ADMINISTRATOR. The Company is the "Plan Sponsor" and the "Plan Administrator" of the Plan (as such terms are defined in ERISA) and shall have responsibility for complying with any reporting and disclosure rules applicable to the Plan under ERISA; provided, however, that in all other respects, except as provided herein, the Plan shall be administered and operated by the Human Resources Committee and its delegatee(s). The Human Resources Committee is empowered to construe and interpret the provisions of the Plan and


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to decide all questions of eligibility for benefits under this Plan and shall make such determinations in its sole and absolute discretion which shall be conclusive and binding upon all persons. The Human Resources Committee may at any time delegate to any other named person or body, or reassume therefrom, any of its fiduciary responsibilities or administrative duties with respect to this Plan.

         (b) The members of the Human Resources Committee shall be the named fiduciaries with respect to this Plan for purposes of Section 402 of ERISA.

         (c) The Human Resources Committee may contract with one or more persons including, but without limitation, actuaries, attorneys, accountants and consultants to render advice with regard to any responsibility it has under the Plan.

         (d) Subject to the limitations of this Plan, the Human Resources Committee shall from time to time establish such rules for the administration of this Plan as it may deem desirable.

         (e) The Company shall, to the extent permitted by law, by the purchase of insurance or otherwise, indemnify and hold harmless the members of the Human Resources Committee and each other fiduciary with respect to this Plan for liabilities or expenses they and each of them incur in carrying out their respective duties under the Plan, other than for any liabilities or expenses arising out of such fiduciary's gross negligence or willful misconduct. A fiduciary shall not be responsible for any breach of responsibility of any other fiduciary except to the extent provided in Section 405 of ERISA.

SECTION 8.        CLAIMS, INQUIRIES AND APPEALS.

         (a) APPLICATIONS FOR BENEFITS AND INQUIRIES. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is:

                            Human Resources Committee
                            Attn: Corporate Secretary
                           Corvas International, Inc.
                             3030 Science Park Road
                           San Diego, California 92121

         (b) DENIAL OF CLAIMS. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant's right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The written notice of denial will be set forth in a manner designed to be understood by the employee and will include the following:

                  (i) the specific reason or reasons for the denial;

                  (ii) references to the specific Plan provisions upon which the denial is based;

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                  (iii) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

                  (iv) an explanation of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the applicant's right to bring a civil action under section 502(a) of ERISA following a denial on review of the claim, as described in Section 8(d) below.

                  This written notice will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

                  This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application. If written notice of denial of the application for benefits is not furnished within the specified time, the application shall be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the Review Procedure described below.

         (c) REQUEST FOR A REVIEW. Any person (or that person's authorized representative) for whom an application for benefits is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied (or deemed denied). A request for a review shall be in writing and shall be addressed to:

                            Human Resources Committee
                            Attn: Corporate Secretary
                           Corvas International, Inc.
                             3030 Science Park Road
                           San Diego, California 92121

                  A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

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         (d) DECISION ON REVIEW. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty
(60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

                  (i) the specific reason or reasons for the denial;

                  (ii) references to the specific Plan provisions upon which the denial is based;

                  (iii) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

                  (iv) a statement of the applicant's right to bring a civil action under section 502(a) of ERISA.

                  If written notice of the Plan Administrator's decision is not given to the applicant within the time prescribed in this subsection 8(d), the application will be deemed denied on review.

         (e) RULES AND PROCEDURES. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the applicant's own expense.

         (f) EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by subsection 8(a) above,
(ii) has been notified by the Plan Administrator that the application is denied (or the application is deemed denied due to the Plan Administrator's failure to act on it within the established time period), (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in subsection 8(c) above, and (iv) has been notified in writing that the Plan Administrator has denied the appeal (or the appeal is deemed to be denied due to the Plan Administrator's failure to take any action on the claim within the time prescribed by subsection 8(d) above).

SECTION 9.        BASIS OF PAYMENTS TO AND FROM THE PLAN.

         All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded and benefits hereunder shall be paid only from the general assets of the Company.

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SECTION 10.       PARACHUTE PAYMENTS.

         (a) If any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be reduced to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Participant elects in writing a different order (PROVIDED, HOWEVER, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of accelerated vesting of stock and other equity-based awards; reduction of employee benefits. In the event that acceleration of vesting of stock and other equity-based award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant's stock and other equity-based awards unless the Participant elects in writing a different order for cancellation.

         (b) The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

         (c) The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Participant and the Company within fifteen (15) calendar days after the date on which the Participant's right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as requested by the Participant or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Participant with an opinion reasonably acceptable to the Participant that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Participant and the Company.

SECTION 11.       AMENDMENT AND TERMINATION.

         The Company reserves the right to amend or terminate this Plan at any time; PROVIDED, HOWEVER, that this Plan may not be amended or terminated in a manner that would impair the rights of an Eligible Employee without the prior written consent of such Eligible Employee.

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SECTION 12.       NON-ALIENATION OF BENEFITS.

         No Plan benefit may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or charged, and any attempt to do so will be void.

SECTION 13.       SUCCESSORS AND ASSIGNS.

         This Plan shall be binding upon the Company and any Successor without regard to whether or not such person actively adopts or formally continues the Plan. Eligible Employees are intended third party beneficiaries of this provision.

SECTION 14.       LEGAL CONSTRUCTION.

         This Plan shall be interpreted in accordance with ERISA and, to the extent not preempted by ERISA, with the laws of the State of California. This Plan is intended to be an employee welfare benefit plan, as defined in Section 3(1), Subtitle A of Title I of ERISA. The Plan shall be interpreted to effectuate this intent.

SECTION 15.       OTHER PLAN INFORMATION.

         PLAN IDENTIFICATION NUMBER:  505
                                      ---

         EMPLOYER IDENTIFICATION NUMBER:  33-0238812
                                          ----------

         ENDING OF THE PLAN'S FISCAL YEAR:  December 31
                                            -----------

         AGENT FOR THE SERVICE OF LEGAL PROCESS: The Plan's agent for service of legal process is: Corporate Secretary, Corvas International, Inc., 3030 Science Park Road, San Diego, California 92121.

SECTION 16.       STATEMENT OF ERISA RIGHTS AND DUTIES.

         (a) Participants in this Plan (which is a welfare benefit plan sponsored by the Company) are entitled to certain rights and protections under ERISA, including the right to:

                  (i) Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports;

                  (ii) Obtain copies of all Plan documents and Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies; and

                  (iii) Receive a summary of the Plan's annual financial report, in the case of a plan which is required to file an annual financial report with the Department of Labor. (Generally, all pension plans and welfare plans with 100 or more participants must file these annual reports.)

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

         (b) In addition to creating rights for Plan participants, ERISA imposes duties upon the people responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of Plan participants and beneficiaries.

         (c) No one, including the Company or any other person, may fire any person or otherwise discriminate against him or her in any way to prevent him or her from obtaining a Plan benefit or exercising rights under ERISA. If a Plan benefit is denied in whole or in part, the claimant must receive a written explanation of the reason for the denial. A claimant has the right to have the Plan Administrator review and reconsider his or her claim.

         (d) Under ERISA, there are steps an employee can take to enforce the above rights. For instance, if an employee requests materials from the Plan Administrator and does not receive them within 30 days, he or she may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay up to $100 a day until the employee receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If an employee has a claim for benefits that is denied or ignored, in whole or in part, he or she may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan's money, or if an employee is discriminated against for asserting his or her rights, he or she may seek assistance from the U.S. Department of Labor, or file suit in a federal court. The court will decide who should pay court costs and legal fees. If he or she is successful, the court may order the person sued to pay these costs and fees. If he or she is unsuccessful, the court may order him or her to pay these costs and fees, for example, if it finds the claim is frivolous.

         (e) If an employee has any questions about this statement or about his or her rights under ERISA, he or she should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in the telephone directory, or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefit Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.

         IN WITNESS HEREOF, this instrument, evidencing the terms of the Corvas International, Inc. 2002 Change in Control Executive Severance Benefit Plan, is agreed to and duly executed as of March 15, 2002.

                                       CORVAS INTERNATIONAL, INC.


                                       By: /S/ Randall E. Woods
                                          --------------------------------------
                                           Randall E. Woods
                                           President and Chief Executive Officer

                                       11
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                                    EXHIBIT A

                          RELEASE AND WAIVER OF CLAIMS

         In consideration of the payments and other benefits set forth in
Section 6 of the 2002 Change in Control Executive Severance Benefit Plan (the "Change in Control Plan") dated March 15, 2002, to which this form is attached, I hereby furnish Corvas International, Inc. (the "Company"), with the following release and waiver ("Release and Waiver").

         In exchange for the consideration provided to me by the Change in Control Plan that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, Affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release and Waiver. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company;
(3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), and the California Fair Employment and Housing Act (as amended).

         I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

         I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. If I am 40 years of age or older upon execution of this Release and Waiver, I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier);
(d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired.

         If I am less than 40 years of age upon execution of this Release and Waiver, I acknowledge that I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and (c) I have five (5) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier).

Date: __________________               By:_____________________________

                                    EXHIBIT B


              ELIGIBLE EMPLOYEE                          SEVERANCE PAYMENT

               Randall E. Woods                              24 months

               George P. Vlasuk                              24 months

               Stephen F. Keane                              18 months

             Kevin S. Helmbacher                             18 months

              Carolyn M. Felzer                              18 months